UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

SEAPORT ENTERTAINMENT GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-42113	99-0947924
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

199 Water Street, 28th Floor	10038
NewYork,NY	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 732-8257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SEG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

As previously reported, on August 15, 2025, 250 Seaport District, LLC (the “Seller”), a subsidiary of Seaport Entertainment Group Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with 250 Water Street Owner LLC (the “Buyer”) for the sale of a mixed-use development project located at 250 Water Street (“250 Water Street”). The Buyer is an affiliate of Tavros Holdings LLC, a privately owned real estate investment management and development firm based in New York City. The Buyer does not have any material relationship with the Company or its affiliates, other than in respect of the Agreement.

On December 15, 2025, the Seller and the Buyer entered into a First Amendment to the Agreement (the “Amendment”) to provide that, among other things and notwithstanding anything to the contrary contained in the Agreement, the date of the closing of the transactions contemplated under the Agreement (the “Closing Date”) will be January 28, 2026, and the Buyer will have no further right to extend or adjourn the Closing Date. The Buyer will have the right to request acceleration of the closing prior to such extended Closing Date; provided that the Seller will not be obligated to close prior to January 28, 2026.

As a result of the Buyer previously electing to exercise certain provisions in the Agreement to extend the date of the closing of the transactions contemplated under the Agreement, the sale price for 250 Water Street has been increased to a total of $152.0 million.

Notwithstanding the foregoing, the sale of 250 Water Street is subject to certain closing conditions, which are not currently satisfied. Accordingly, there can be no assurances that the sale of 250 Water Street will be completed on the terms or timing described in this Current Report on Form 8-K, or at all.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	First Amendment to Purchase Agreement, made and entered into effective as of December 15, 2025, by and between 250 Seaport District, LLC and 250 Water Street Owner LLC
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2025	SEAPORT ENTERTAINMENT GROUP INC.

	By:	/s/ Lucy Fato
	Name:	Lucy Fato
	Title:	EVP, General Counsel & Corporate Secretary